UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2015 (May 28, 2015)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2015, Northrim BanCorp, Inc. (the "Company") held its 2015 Annual Meeting of Shareholders (the "2015 Annual Meeting"). There were 6,854,189 shares outstanding and entitled to vote at the 2015 Annual Meeting; of those shares, 6,085,336 were present in person or by proxy. The following matters were voted upon at the 2015 Annual Meeting:

•	The election of 12 directors to serve on the Company's Board of Directors until the 2016 annual meeting of shareholders or until their successors have been elected and have qualified;

•	The approval, by nonbinding vote, of the compensation of the Company's named executive officers; and

•	The ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following is a summary of the voting results for the matters voted upon by the shareholders:

Election of Directors

DIRECTOR	FOR	WITHHOLD	VOTES CAST	BROKER NONVOTES
Joseph M. Beedle	5,006,408	129,111	5,135,519	949,817
Larry S. Cash	4,471,853	663,666	5,135,519	949,817
Mark G. Copeland	5,006,469	129,050	5,135,519	949,817
Anthony Drabek	4,886,045	249,474	5,135,519	949,817
Karl L. Hanneman	5,021,518	114,001	5,135,519	949,817
David W. Karp	5,012,481	123,038	5,135,519	949,817
R. Marc Langland	5,007,486	128,033	5,135,519	949,817
David J. McCambridge	4,901,837	233,682	5,135,519	949,817
Krystal M. Nelson	5,012,177	123,342	5,135,519	949,817
John C. Swalling	4,885,579	249,940	5,135,519	949,817
Linda C. Thomas	3,513,016	1,622,503	5,135,519	949,817
David G. Wight	5,021,542	113,977	5,135,519	949,817

Advisory Vote (Nonbinding) on Executive Compensation

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
4,468,975	558,047	108,497	5,135,519	949,817

Ratification of Selection of Moss Adams LLP as the Company's Independent Registered Accounting Firm for Fiscal Year 2015

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
6,046,441	21,883	17,012	6,085,336	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

June 2, 2015	By:	/s/ Latosha M. Frye

Name: Latosha M. Frye
Title: EVP, Chief Financial Officer